EXHIBIT 11


                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                      Quarter Ended
                                               ---------------------------
                                                March 29,       March 30,
                                                  1997            1996
                                               ---------------------------

Primary:

     Average common shares outstanding
     during the period                            216.9           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                   2.1              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           219.0           218.0
                                                  =====           =====
     Net income                                   $48.2           $14.4
                                                  =====           =====
     Earnings per share                           $0.22           $0.07
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            216.9           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                      2.1              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           219.0           218.0
                                                  =====           =====
     Net income                                   $48.2           $14.4
                                                  =====           =====
     Earnings per share                           $0.22           $0.07
                                                  =====           =====

EXHIBIT 11


                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                     Six Months Ended
                                               ---------------------------
                                                March 29,       March 30,
                                                  1997            1996
                                               ---------------------------

Primary:

     Average common shares outstanding
     during the period                            217.2           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                   2.0              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           219.2           218.0
                                                  =====           =====
     Net income                                   $92.8           $57.7
                                                  =====           =====
     Earnings per share                           $0.42           $0.26
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            217.2           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                      2.3              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           219.5           218.0
                                                  =====           =====
     Net income                                   $92.8           $57.7
                                                  =====           =====
     Earnings per share                           $0.42           $0.26
                                                  =====           =====









                                    19